UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2022

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

100 Washington Street, Suite 100
Reno, NV 89503

(Address of principal executive offices)

Tel: (775) 473-4744

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 25, 2022, Douglas Cole, Douglas MacLellan, and William Hunter resigned from the Board of Directors (the “Board”) of American Battery Technology Company (the “Company”). As previously reported on Form 8-K on August 30, 2021, these directors had notified the Company that they would not be seeking election at the next annual shareholder meeting. In order for the Company to be able to proceed with its current business plan, these directors have resigned now to allow a new board to take over immediately and lead the Company as it proceeds forward.

On February 27, 2022, pursuant to the Bylaws of the Company, Ryan Melsert, the sole remaining Board member appointed Elizabeth Lowery, Julie Blunden, Rick Fezell, and Sherif Marakby (the “New Directors”) to fill the vacancies on the Board caused by the resignation of the three directors above as well as David Batstone who resigned from the Board on February 20, 2022. Each of the appointments is effective March 1, 2022. The appointments come after several months of extensive research and due diligence on prospective Board members facilitated by an outside management consulting group.With the New Directors identified, vetted, and appointed, the Company now has all of the information required to schedule and hold its annual shareholder meeting and for the approval of the New Directors to be voted on by the shareholders.

Each of the New Directors entered into director agreements with the Company which provide for annual compensation of $25,000 to be paid quarterly in addition to an annual award of Restricted Stock Units (RSUs) equal to $150,000 divided by the volume weighted average price (VWAP) of the twenty (20) trading days prior to the applicable grant day. The New Directors may also be eligible to receive additional compensation if they chair certain Board committees.

Below is brief description of the background of each of the New Directors.

Elizabeth Lowery

Ms. Elizabeth Lowery is a nationally recognized Global Chief Sustainability Officer, Consultant, Attorney, and Expert on Environmental, Social and Governance (ESG) issues. Ms. Lowery graduated Magna Cum Laude with a Juris Doctorate from Wayne State University in Detroit. She served as a Judicial Law Clerk to Justice G. Mennen Williams of Michigan’s Supreme Court and was a Partner at Honigman Miller Schwartz and Cohn. She was admitted to Bars in Michigan, Pennsylvania and Florida, which she currently maintains. Ms. Lowery held numerous executive titles at General Motors Company (GM) including General Counsel for GM North America, Corporate VP of Environment, Energy and Safety Policy, member of GM’s Senior Leadership Group and Secretary to the Public Policy Committee of the GM Board of Directors. Ms. Lowery also served on several non-profit boards including Chair of the World Environment Center, Chair of the InForum Center for Leadership, Keystone Center and the Alliance for Automobile Manufacturers. Ms. Lowery also received numerous recognitions including the award for “100 Leading Women in North American Auto Industry” in 2005 by Automotive News. In 2012, Ms. Lowery joined TPG where she initiated the ESG strategy development and deployment across the Firm. Building on the ESG Foundation, Ms. Lowery also engaged with leadership to launch the Rise Fund, a Social Impact Fund. Ms. Lowery has extensive governance experience including currently serving on the Boards of Sagard, Keter Environmental Services, Anuvia Plant Nutrients, Denali Water Solutions. She also serves as a member of the Advisory Board of Corporate Eco Forum.

There are no arrangements or understandings between Ms. Lowery and any other persons pursuant to which Ms. Lowery was appointed as a director. There are no relationships between Ms. Lowery and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

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Julie Blunden

Over 35 years, Ms. Julie Blunden has rapidly grown emerging energy companies to leaders in their sectors from power generation to retail power, solar, energy storage and, most recently, EV fast charging. Her global experience includes executive roles at six organizations, including two publicly listed companies as well as the turnaround Chief Commercial Officer at EVgo through the completion of its sale to LS Power in 2020. Ms. Blunden has had P&L responsibility, extensive board engagement as an executive and has served as Vice Chair at the Solar Energy Industries Association, a member of the Board of Directors at the National Energy Storage Association, and as a member of four other NGO Boards of Directors as well as three Advisory Boards. During her time as Vice Chair at SEIA she led the integration of PV Now into SEIA. Ms. Blunden served as CCO at EVgo, EVP at SunPower, President at Green Mountain Energy and CSO at SunEdison. She is a co- author of the SunPower S-1 that served as the Wall Street template to open U.S. capital markets to solar manufacturers worldwide. Her career includes extensive consumer and retail channel development in the U.S., Europe and Asia Pacific. Ms. Blunden currently serves on the Board of Advisors for Plus Power, a U.S. developer of central station energy storage facilities. Ms. Blunden also serves as Board Chair for New Energy Nexus Catalyst and is a Board Member of New Energy Nexus Ventures where she supports diverse energy entrepreneurs around the world to achieve a 100% clean energy economy for 100% of the population.

There are no arrangements or understandings between Ms. Blunden and any other persons pursuant to which Ms. Blunden was appointed as a director. There are no relationships between Ms. Blunden and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Rick Fezell

Mr. Rick Fezell served in many transformational leadership roles in his 35 years at Ernst & Young (“EY”) as an audit partner serving high growth clients across the country and across many different industries. He held multiple leadership roles at the industry, regional and executive committee level for EY. Mr. Fezell has served clients that represent a wide range of industries including technology, biotech, healthcare, consumer goods and manufacturing. As the Vice Chair and Managing Partner for the US Central Region from 2012-2015, Mr. Fezell and his leadership team led a transformation from a geo-based go-to-market model to one that centered around industries. This strong focus on markets and professional development moved Mr. Fezell into the role of Americas Vice Chair for Markets, with ultimate responsibility for delivering market leading growth among the Big 4 in the US, Canada, Latin America and Israel. He also led a network of Fortune 500 CFOs, meeting quarterly to discuss hot topics and share best practices. In 2018 until his retirement, Mr. Fezell was the Americas Leader for EY’s alliance with Microsoft. In this role, he was at the forefront of transformation and digitalization across all three aspects of the Microsoft platform – Modern Workplace, Dynamics and the Azure cloud. Beginning with his time as the San Jose Office Managing Partner in the early 2000s, active community and board engagement has been a constant. He served as the Chairman of United Way Silicon Valley and the board of United Way of Greater Chicago. His other community and academic board roles have included Chicago Symphony Orchestra, The Field Museum, the Civic Committee of The Commercial Club of Chicago, the Markkula Center for Applied Ethics at Santa Clara University, the Orfalea School of Business at Cal Poly San Luis Obispo and Perspectives Charter Schools in Chicago. Mr. Fezell is a CPA and graduate of Westminster College in Pennsylvania.

There are no arrangements or understandings between Mr. Fezell and any other persons pursuant to which Mr. Fezell was appointed as a director. There are no relationships between Mr. Fezell and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Sherif Marakby

Mr. Sherif Marakby is a successful 28-year automotive and technology executive with deep and global experience in transformation, innovation, AV development and electrification. Most recently, Mr. Marakby served as EVP R&D for Magna International leading the transformation of the company’s innovation efforts. Mr. Marakby previously served as President & CEO of Ford’s Autonomous Vehicle LLC. In this role, he developed and launched 5 new vehicles, including Ford’s first ever All Electric production vehicle and the Ford Fusion Hybrid. Mr. Marakby was also the Director of Electronics systems. In 2016, Mr. Marakby spent one year at Uber Technologies as the Vice President of Global Vehicle Programs. In 2017, Mr. Marakby served as Vice President, Electrification and Autonomous Vehicles at Ford, responsible for over $11 Billion of Electrification, and $4 Billion of Autonomous vehicle development. He created two teams in Corktown, Detroit: “Team Edison” leading Electric Vehicles, and the AV team leading Autonomy Development. Both teams focused on implementing User- Centric Electric and Autonomous experiences. Mr. Marakby was named as one of “Automotive News Electrifying 100 EV Leaders” and “60 Who Are Steering Self-Driving Vehicles”. He recently received the “Distinguished Alumni Award” from the University of Maryland. Mr. Marakby has a Master in Electronics Engineering from the University of Maryland, College Park, and a Master of Business Administration from the Ross School of Business at the University of Michigan, Ann Arbor. As a Board member, Mr. Marakby represented Ford on three Board of Directors/Advisory Boards: Argo AI, Apollo Self Driving Platform (Baidu, China), and the Michigan Science Center.

There are no arrangements or understandings between Mr. Marakby and any other persons pursuant to which Mr. Marakby was appointed as a director. There are no relationships between Mr. Marakby and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: February 27, 2022	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer

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